Exhibit 10.2
STRATEGIC CONSULTING SERVICES AGREEMENT
     THIS STRATEGIC CONSULTING SERVICES AGREEMENT (the “Agreement”) is entered into and effective as of June 19, 2009 (the “Effective Date”) by and between Echo Therapeutics, Inc., a Delaware corporation with a principal place of business at 10 Forge Parkway, Franklin, Massachusetts 02038 (“Echo”), and Shawn Singh, an individual residing at 1737 Elizabeth Street, San Carlos, California 94070 (“Consultant”).
RECITAL
     This Agreement sets forth the understanding of the parties with respect to strategic consulting services to be provided by Consultant to Echo.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Description of Services. Consultant shall provide strategic business consulting services and advice to Echo as requested by Echo’s President and Chief Executive Officer from time to time (the “Services”).
     2. Compensation. Consultant shall be paid the equivalent of fifty thousand dollars ($50,000) per year for the Services, which compensation shall be paid in equal installments on the 1st and 15th calendar day of each month.
     3. Expenses. Consultant shall be reimbursed for all reasonable expenses incurred in connection with the performance of the Services..
     4. Term. The initial term of this Agreement shall begin on the Effective Date and shall end on June 30, 2010. The Agreement shall automatically renew for additional one (1) year terms. Either party may terminate this Agreement at any time after expiration of the initial term upon ninety (90) days prior written notice to the other party of its intent to terminate. Notwithstanding the foregoing, Echo may terminate this Agreement at any time based on Consultant’s material breach of this Agreement, if such breach is not cured within five (5) calendar days of a notice of the breach.
     5. Ownership of Work Product. Consultant acknowledges that all work products produced hereunder shall be a work made for hire within the meaning of Title 17 of the United States Code and shall be owned solely by Echo. To the extent that any such work product is deemed not to be a work made for hire, Consultant hereby assigns all right, title, and interest in and to such work to Echo including, but not limited to, any copyright(s), patent rights, inventions, and other embodiments of any work product prepared by Consultant pursuant to this Agreement (collectively, the “Intellectual Property”). Consultant agrees to maintain such records of his work relating to Intellectual Property as shall be reasonably required by Echo and to deliver to Echo all embodiments of the work product produced under this Agreement.

Consultant hereby waives all claims to moral rights in any Intellectual Property. During and after the term of this Agreement, Consultant agrees to execute any and all assignments and other instruments, documents, and papers, and to cooperate fully with Echo to the extent necessary or desirable to enable Echo to assign, transfer, secure, maintain, defend and enforce rights in any of the Intellectual Property. All rights granted to Echo by this Agreement shall be applicable in all media including, without limitation, all electronic media.
     6. Rights of Others. To the best of his knowledge, Consultant will not infringe upon or misappropriate the intellectual property rights of, or breach an obligation of confidentiality to, any third party while performing his obligations under this Agreement.
     7. Confidential Information. Consultant shall hold in confidence and shall not, except in the course of performing Consultant’s obligations under this Agreement or pursuant to written authorization from Echo, (a) directly or indirectly reveal, report, publish, disclose or transfer Confidential Information to any person or entity; (b) use any Confidential Information for any purpose other than for the benefit of Echo; or (c) assist any person or entity other than Echo in securing any benefit from Confidential Information.
For the purposes of this Agreement, “Confidential Information” includes, but is not limited to: (a) information or material proprietary to Echo or designated as confidential either orally or in writing by Echo; (b) information not generally known by non-Echo personnel (other than those subject to confidentiality obligations); (c) information which Consultant should know Echo does not wish to have revealed to others or used in competition with Echo; and (d) information that Consultant made or makes, conceived or conceives, developed or develops or obtained or obtains through or has access to as a result of Consultant’s relationship with Echo (including information received, originated, discovered or developed in whole or in part by Consultant). Confidential Information also includes any information which Echo obtains from a third party and treats as proprietary or designates as Confidential Information, whether or not owned or developed by Echo. Echo’s failure to mark any of the above information as proprietary, confidential, or secret shall not affect its status as Confidential Information protected by this Agreement. Confidential Information does not include information that: (a) is or becomes publicly available through no fault of Consultant; (b) is generally employed by the drug development or medical device industry; (c) is disclosed to Consultant by a third party entitled to disclose it; or (d) Consultant learned in performing work elsewhere in the drug development or medical device industry, provided that such information was not directly related to Echo.
     8. Independent Contractor. Consultant shall perform services hereunder as an independent contractor. Consultant shall have no authority to enter into any contract on behalf of Echo or otherwise cause Echo to be liable under any contract or other agreement. Consultant shall not be considered an employee, agent, or representative of Echo, nor shall Consultant be entitled to participate in any Echo plans, arrangements or distributions pertaining to any benefits provided to regular employees of Echo; provided, however, that Consultant shall abide by all applicable provisions of Echo’s employee handbook.
     9. Taxes. Consultant shall pay all applicable taxes on his compensation under this Agreement including, but not limited to, income taxes, employment and unemployment taxes,

Medicare and social security taxes. At Consultant’s request, Echo shall withhold and make estimated payments of federal and state taxes on Consultant’s behalf in connection with compensation paid to Consultant under this Agreement. Consultant agrees to file all required forms and make all required payments (other than those made by Echo at Consultant’s direction) appropriate to his tax status when and as they become due. Consultant shall indemnify Echo and its officers, directors and employees from and against all payments, losses, costs, liability, expenses, damages, fines, penalties or judgments (including, without limitation, attorneys fees and expenses) incurred as a result of Consultant’s failure to (a) pay any taxes or fees related to compensation received under this Agreement; (b) respond to any administrative inquiry concerning the payment of such taxes and fees; or (c) defend against any administrative or judicial proceeding with respect to the payment of such taxes.
     10. Successors and Assigns. The rights and obligations of each party under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of such party. Neither party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.
     11. Waiver; Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party. If any provision of this Agreement is held to be invalid, such provision shall not be construed to impair any other provisions of this Agreement.
     12. Governing Law. This Agreement shall be governed by the laws of Delaware, without regard to its choice of law rules.
     13. Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the parties with respect to its subject matter and supersedes all prior understandings between them. The agreement may not be modified except by the written agreement of both parties.
     In witness whereof, the parties hereto have executed this Strategic Consulting Services Agreement as of the date set forth above.
Echo Therapeutics, Inc.

By:	Patrick Mooney	/s/ Shawn Singh
	Name: Patrick Mooney	Shawn Singh
Title: Chief Executive Officer

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